SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the recommendation of the Nominating and Corporate Governance Committee, on August 15, 2012, the Board of Directors of HopFed Bancorp, Inc. (“HFBC”) elected Michael L. Woolfolk, age 58, as a director, to serve until HFBC’s 2013 Annual Meeting of Stockholders. Mr. Woolfolk has served as Chief Operating Officer of both HFBC and Heritage Bank (the “Bank”), HFBC’s wholly owned federal thrift subsidiary, since August 2000 and as Secretary of each of HFBC and the Bank since May 2011. Prior to that, Mr. Woolfolk was President of First-Star Bank of Marshall County, Kentucky. Mr. Woolfolk was also elected to the Board of Directors of the Bank.

Beginning with the August 2012 HFBC Board meeting, John E. Peck, President and CEO of HFBC, and Mr. Woolfolk will each receive standard Board compensation that includes a $400 monthly retainer and $775 for regular Board meeting attendance. Messrs. Peck and Woolfolk will not be eligible for compensation based on committee attendance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: August 21, 2012	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer